                                                                      Exhibit 12


                                                        AMTROL INC. AND SUBSIDIARIES

                                              CALCUALTION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                           (DOLLARS IN THOUSANDS)

                                                                 (UNAUDITED)

                                                    -------------------------YEAR ENDED DECEMBER 31,-------------------------

                                                                                                                     PRO FORMA
                                                      1991         1992         1993         1994         1995          1995
EARNINGS:
  Income before provision for income taxes and
    extraordinary item                             $  9,436     $ 13,282     $ 18,324     $ 19,954     $ 14,766     $ (1,556)
  Plant closing changes                                   -            -            -            -        3,825        3,825
  Fixed charges (see below)                           4,980        3,102        1,200          540          459       17,360
                                                   --------     --------     --------     --------     --------     --------

    Earnings as defined                            $ 14,416     $ 16,384     $ 19,524     $ 20,494     $ 19,050     $ 19,629
                                                   --------     --------     --------     --------     --------     --------
                                                   --------     --------     --------     --------     --------     --------
FIXED CHARGES:
  Interest expanse                                 $  4,353     $  2,838     $    936     $    276     $    195     $ 17,096
  Interest component of operating leases                627          264          264          264          264          264
                                                   --------     --------     --------     --------     --------     --------

    Fixed charges as defined                       $  4,980     $  3,102     $  1,200     $    540     $    459    $  17,360
                                                   --------     --------     --------     --------     --------     --------
                                                   --------     --------     --------     --------     --------     --------

RATIO OF EARNINGS TO FIXED CHARGES                      2.9          5.3         16.3         38.0         41.5          1.1
                                                       ----         ----         ----         ----         ----         ----
                                                       ----         ----         ----         ----         ----         ----


                                                       NINE MONTHS ENDED SEPTEMBER 30,
                                                                               PRO FORMA
                                                      1995         1996          1996

EARNINGS:
  Income before provision for income taxes and
    extraordinary item                             $ 14,016     $ 14,276     $  1,228
  Plant closing changes                               1,875            -            -
  Fixed charges (see below)                             315          347       13,023
                                                   --------     --------     --------

    Earnings as defined                            $ 16,206     $ 14,623     $ 14,251
                                                   --------     --------     --------
                                                   --------     --------     --------

FIXED CHARGES:
  Interest expanse                                 $    117     $    149     $ 12,825
  Interest component of operating leases                198          198          198
                                                   --------     --------     --------

    Fixed charges as defined                       $    315     $    347     $ 13,023
                                                   --------     --------     --------
                                                   --------     --------     --------

RATIO OF EARNINGS TO FIXED CHARGES                     51.5         42.1          1.1
                                                       ----         ----         ----
                                                       ----         ----         ----

NOTE: FOR PURPOSES OF THIS COMPUTATION, EARNINGS REPRESENT NET INCOME BEFORE EXTRAORDINARY ITEM, INCOME TAXES, PLANT CLOSING CHARGES AND FIXED CHARGES. FIXED CHARGES CONSIST OF INTEREST EXPENSE, CAPITALIZED INTEREST, THE INTEREST COMPONENT OF OPERATING LEASES AND AMORTIZATION OF DEFERRED FINANCING COSTS.